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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 333-40633, 333-40631 and 333-77573 on Form S-8 and Registration Statement Number 333-87999 on Form S-3 of Ameritrade Holding Corporation and subsidiaries of our reports dated October 24, 2000 appearing in this Annual Report on Form 10-K of Ameritrade Holding Corporation and subsidiaries for the year ended September 29, 2000.


/s/  Deloitte & Touche LLP

Omaha, Nebraska
December 19, 2000